Exhibit 99.1
ITEM 1. BUSINESS
Overview
We were incorporated in Delaware on October 12, 1993 and are a leading provider of automated retail solutions that offer convenient products and services that benefit consumers and drive incremental retail traffic and revenue for retailers. In 2013, we changed our name from Coinstar, Inc. to Outerwall Inc. Our core offerings in automated retail include our Redbox business, where consumers can rent or purchase movies and video games from self-service kiosks (“Redbox” segment); our Coinstar business, where consumers can convert their coin to cash or stored value products at self-service coin counting kiosks (“Coinstar” segment); and our ecoATM business, where consumers can recycle their electronic devices for cash at self-service kiosks ("ecoATM" segment).
In addition to our three reportable segments, we also conduct business activities through other self-service concepts, where we identify, evaluate, build or acquire and develop innovative new self-service concepts in the automated retail space. Currently, we are exploring in the marketplace our consumer product sampling kiosk concept SAMPLEit, in the Beauty and Consumer Packaged Goods sector. We regularly assess the performance of our concepts to determine whether continued funding or other alternatives are appropriate. The combined results of these concepts are included in the All Other reporting category as they do not meet quantitative thresholds to be reported as a separate segment.
Summary of Recent Divestitures and Acquisitions
The following is a summary of the acquisitions and divestitures that we made during the last five years:

Year		Transaction

2010	•	We sold our subsidiaries comprising our electronic payment business in the second quarter.

2011	•	We sold our subsidiaries comprising our money transfer business in the second quarter.

2012	•	We entered into a joint venture, Redbox InstantTM by Verizon (the "Joint Venture"), with Verizon Ventures IV LLC (“Verizon”) in the first quarter. (1)
	•	We acquired NCR Corporation’s self-service entertainment DVD kiosk business in the second quarter.

2013	•	We sold certain kiosks previously acquired from NCR through the sale of a previously consolidated entity in the second quarter.(2)
	•	We acquired ecoATM, Inc. ("ecoATM") in the third quarter.(1)(3)
	•	We reclassified four concepts previously included in our former New Ventures operating segment as discontinued operations, Orango™, Rubi™, Crisp Market™, and Star Studio™, in the fourth quarter.(4)

2014	•	We withdrew Redbox as a member of the Joint Venture in the fourth quarter.(1)

2015	•	We completed the shutdown of our Redbox operations in Canada ("Redbox Canada") on March 31, 2015 and reclassified the results of Redbox Canada to discontinued operations.(4)
Additional information can be found in our Notes to Consolidated Financial Statements as follows:
(1) Note 5: Equity Method Investments and Related Party Transactions
(2) Note 17: Commitments and Contingencies
(3) Note 14: Business Segments and Enterprise-Wide Information
(4) Note 12: Discontinued Operations

Business Segments
Redbox
Within our Redbox segment, we operate 42,280 Redbox kiosks in 34,740 locations, where consumers can rent or purchase movies and video games. Our Redbox kiosks are available in every U.S. state and Puerto Rico, and are installed primarily at leading grocery stores, mass retailers, drug stores, restaurants and convenience stores including Walgreens, Walmart, Kroger and 7-Eleven. Our Redbox kiosks supply the functionality of a traditional video rental store, yet typically occupy an area of less than ten square feet. Consumers use a touch screen to select their titles, swipe a valid credit or debit card, and receive their movie(s) or video game(s). The process is designed to be fast, efficient and fully automated. We generate revenue primarily through fees charged to rent or purchase a movie or video game, and we pay retailers a percentage of our revenue. Typically, the daily rental fee at a Redbox kiosk is a flat fee plus tax for each disc and, if the consumer chooses to keep the movie or video game for additional days, the consumer is charged for each additional day at the same daily rental fee. Our consumers can rent a movie or video game from one location and return their rental to any of our Redbox locations. Additionally, our consumers may reserve a movie or video game online or via a smart phone application and pick it up at the selected Redbox location.
On October 20, 2014, we withdrew from the Joint Venture due primarily to a lower than anticipated subscriber base. We entered the Joint Venture to provide consumers a nationwide “over-the-top” video distribution service that offered rental of physical DVDs and Blu-ray Discs™ from our kiosks. While a member of the Joint Venture, we recognized revenue attributable to the rental of DVDs and Blu-ray Discs within our Redbox segment and accounted for our interest in the Joint Venture using the equity method of accounting. See Note 5: Equity Method Investments and Related Party Transactions in our Notes to Consolidated Financial Statements for additional details.
Our content library consists of movies and video games available for rent or purchase. We obtain our movie and video game content through revenue sharing agreements and license agreements with studios and game publishers, as well as through distributors and other suppliers. Our goal is to achieve satisfactory availability rates to meet consumer demand while also maximizing our margins. For additional information related to our content license agreements with studios see Note 17: Commitments and Contingencies in our Notes to Consolidated Financial Statements.
Coinstar
Within our Coinstar segment, we own and operate 21,340 kiosks in 20,250 locations. Consumers feed loose change into coin-counting kiosks, which count the change and then dispense vouchers redeemable for cash or, in some cases, issue stored value products at the consumer’s election. Included in our kiosk total are a limited number of kiosks that exchange gift cards for a voucher redeemable for cash. Our Coinstar kiosks are available across the U.S., where they provide a convenient and trouble-free service to retailers such as Kroger and Walmart, and in Canada, Puerto Rico, Ireland and the United Kingdom. We are the only multi-national, fully automated network of self-service coin-counting kiosks and are the leader in the U.S. market.
We generate revenue through transaction fees from our consumers and product partners. Each voucher lists the dollar value of coins counted, less our transaction fee. When consumers elect to have a stored value product issued, the transaction fee normally charged to the consumer for the coin-counting services is charged instead to the stored value product issuer.
ecoATM
Within our ecoATM business segment, we own and operate 1,890 kiosks in 1,660 locations, where consumers can recycle their electronic devices for cash. Our ecoATM kiosks are installed primarily at malls, mass retailers and grocery stores. We generate revenue through the sale of the devices collected at our kiosks to third parties.
Other Self-Service Concepts
In addition to our three reportable segments we also conduct business activities through our other self-service concepts, where we identify, evaluate, build or acquire and develop innovative new self-service concepts in the automated retail space. Currently, we are exploring in the marketplace our consumer product sampling kiosk concept SAMPLEit, in the Beauty and Consumer Packaged Goods sector. We regularly assess the performance of our concepts to determine whether continued funding or other alternatives are appropriate. The combined results of these concepts are included in the All Other reporting category as they do not meet quantitative thresholds to be a separate reportable segment.

Strategic Investments
On occasion, we make strategic investments in external companies that provide automated self-service kiosk solutions. For example, in the Health sector we have invested in SoloHealth, Inc. See Note 5: Equity Method Investments and Related Party Transactions in our Notes to Consolidated Financial Statements for more information and information regarding our acquisition of ecoATM, one of our prior strategic investments.
Seasonality
We have historically experienced seasonality in our revenue from our Redbox segment. December and the summer months have historically been high rental months. April has been a low rental month due, in part, to retail release timing in connection with the Academy award ceremonies and the Easter holiday that historically has provided stronger content and resulted in higher rentals in March. September and October have been low rental months, due, in part, to the beginning of the school year and the introduction of the new fall television season. However, we have entered into licensing agreements with certain studios that contain delayed rental windows. This has shifted the availability of titles affected by the delayed rental windows relative to historic patterns. Seasonal effects, however, may be minimized or increased by the actual release slate and the relative attractiveness of movie titles in a particular quarter or year which may have lingering effects in subsequent periods. Our Coinstar segment generally experiences its highest revenue in the second half of the year due to increased retailer foot traffic and holiday shopping in the fourth quarter and an increase in consumers’ desire for disposable income in the summer months. In our ecoATM segment, seasonality generally peaks during the summer months, declines in the fourth quarter and remains flat into the following quarter before increasing in late February but can be significantly impacted by the timing of new phone releases.
Employees
As of December 31, 2014, we had approximately 2,760 employees. Included in this total were approximately 1,900 field service employees throughout the U.S. and internationally who have broadened our geographic reach to develop and maintain strong relationships with retailers and service our kiosks.
Additional Business Information
See Note 14: Business Segments and Enterprise-Wide Information in our Notes to Consolidated Financial Statements as well as Item 1A. Risk Factors for additional information related to our segments, intellectual property, competition, limited or sole source suppliers, content, and geographic and significant business relationship information, which information is incorporated herein by reference.
Where You Can Get More Information
We meet information-reporting requirements of the Securities and Exchange Act of 1934 by filing and furnishing to the Securities and Exchange Commission (“SEC”) reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as amendments thereto. These reports and related materials are available at the SEC website, www.sec.gov, and the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. We make these reports and related materials available, as soon as reasonably practicable after we electronically deliver such materials to the SEC, free of charge on the Investor Relations section of our website, www.outerwall.com.

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